SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    June 18, 2007

Source Direct Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

333-69414	98-0191489
(Commission File Number)	(IRS Employer Identification No.)

4323 Commerce Circle, Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-529-4114
(Registrant’s Telephone Number, Including Area Code)

2345 N. Woodruff, Idaho Falls, ID 83401
(Former Name or Former Address, if Changed Since Last Report)

Item 4.01.  Change in Company's Certifying Accountant

(a)

Source Direct Holdings, Inc. (the “Company”)

Effective as of June 18, 2007, Mantyla McReynolds LLC (“Mantyla”) resigned as the independent registered public accountants of Source Direct Holdings, Inc. (the “Company”).

Mantyla reported on the Company's consolidated financial statements for the years ending June 30, 2004, June 30, 2005, and June 30, 2006, and reviewed the Company's unaudited condensed consolidated financial statements for the quarterly period ended March 31, 2007. For these periods and up to June 20, 2007, there were no disagreements with Mantyla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The audit reports of Mantyla dated September 15, 2006, July 31, 2005, and August 31, 2004, on the Company's consolidated financial statements as of June 30, 2006, 2005, and 2004, respectively, and for the years then ended, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than with respect to the Company's ability to continue as a going concern without raising additional working capital.  Additionally, the audit report of Madsen dated September 29, 2005, on the Company's consolidated financial statements as of August 31, 2005, and for the year then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, other than with respect to the Company's ability to continue as a going concern without raising additional working capital.

There were no reportable events (as defined in the Regulation S-B Item 304(a)(1)) during the years ended June 30, 2004, 2005, or 2006, or the subsequent interim periods through June 20, 2007.

The Company has provided Mantyla with a copy of the foregoing disclosure, and has received a letter from Mantyla stating that they agreed with the statements made above by the Company.

(b)

On June 27, 2007 HJ & Associates, LLC was engaged as the Company’s new independent certified accountants.  During the two most recent fiscal years and the interim period preceding the engagement of HJ & Associates, LLC, the Company has not consulted with HJ & Associates regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation  S-B.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

16

Letter from Mantyla McReynolds

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Source Direct Holdings, Inc.

Date: June 27, 2006	By:	/s/ Deren Smith
Deren Smith, President

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